EXHIBIT 99.1
November 21, 2008
TO:	Member Institutions in Illinois and Wisconsin
RE:	Results of 2008 Election of Federal Home Loan Bank of Chicago Member Directors

     The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2008 election of Federal Home Loan Bank member directors for member institutions in Illinois and Wisconsin. The member directors’ terms will begin on January 1, 2009.

Illinois – Two Member Directors

Number of Members Eligible to Vote		554
Number of Members Casting Votes		210
Total Eligible Votes for Each Directorship		4,075,610

		Votes
		Received
Dodds, Jr., William R.	The Northern Trust Company	1,184,693
Executive Vice President	Chicago, IL
Term Expires: December 31, 2011

McCord, Richard K.	Illinois National Bank	1,398,859
President & CEO	Springfield, IL
Term Expires: December 31, 2012

Wisconsin – One Member Director

Number of Members Eligible to Votes		281
Number of Members Casting Votes		148
Total Eligible Votes for Each Directorship		2,067,537

		Votes
		Received
Herlache, Thomas L.	Baylake Bank	713,669
Chairman of the Board	Sturgeon Bay, Wisconsin
Term Expires: December 31, 2012

     Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Peter E. Gutzmer Peter E. Gutzmer Executive Vice President, General Counsel & Corporate Secretary

PEG:sck Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2008 ELECTION OF FEDERAL
HOME LOAN BANK OF CHICAGO
MEMBER DIRECTORS

ILLINOIS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Dodds, Jr., William R.	1,184,693	14033	The Northern Trust	Chicago
			Company
FitzGibbon, Jr., Thomas P.	520,610	16602	MB Financial Bank, NA	Rosemont
*McCord, Richard K.	1,398,859	17248	Illinois National Bank	Springfield

Total Number of Votes Cast	3,104,162

WISCONSIN

NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Herlache, Thomas L.	713,669	14582	Baylake Bank	Sturgeon Bay

Kolton, Gregory P.	115,930	53568	Foundations Bank	Pewaukee
Schroeder, Bradley J.	253,807	10002	DMB Community Bank	DeForest
Total Number of Votes Cast	1,083,406

*	Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago as a Member Director